Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 19, 2015 (which includes an explanatory paragraph regarding Cryoport, Inc.’s ability to continue as a going concern), relating to the consolidated financial statements of Cryoport, Inc., appearing in the Annual Report on Form 10-K of Cryoport, Inc. for the year ended March 31, 2015.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

December 8, 2015